FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                         RMK ADVANTAGE INCOME FUND, INC.
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              (Exact name of the fund as specified in its charter)


               Maryland                               77-0650061
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      (State of incorporation or         (I.R.S. Employer Identification No.)
             organization)


                   50 Front Street, Memphis, Tennessee 038103
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                    (Address of principal executive offices)

      Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                    Name of each exchange on which
        to be so registered                    each class is to be registered
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      Shares of Common Stock,                      New York Stock Exchange
    $0.0001 Par Value Per Share

      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]]

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

      Securities Act registration statement file number to which this form relates: 333-118846

      Securities to be registered pursuant to Section 12(g) of the Act:


                                      None
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                                (Title of Class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1:    Description of Registrant's Securities to be Registered.

      The description of the Registrant's securities to be registered is incorporated by reference to the description contained under the caption "Description of Shares" in Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form N-2 (Nos. 333-118846 and 811-21631), as filed electronically with the Securities and Exchange Commission on October 20, 2004 (Accession No. 0000898432-04-000852), as the same may be amended.

Item 2:    Exhibits.

      Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.

                                    Signature

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, as of this 29th day of October 2004.



                             RMK ADVANTAGE INCOME FUND, INC.


                             By:     /s/ Charles D. Maxwell
                                 ----------------------------------------
                             Name:   Charles D. Maxwell
                             Title:  Secretary